Exhibit No. 24
ARMSTRONG WORLD INDUSTRIES, INC.
CERTIFICATION REGARDING
POWER OF ATTORNEY
I, Jeffrey D. Nickel, Senior Vice President, Secretary and General Counsel of Armstrong World Industries, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that at a meeting of the Board of Directors of said corporation duly held on the 26th day of February, 2010, at which a quorum was present and acting throughout, the following resolution was adopted and is now in full force and effect.
RESOLVED that the execution of the Company’s 2009 Annual Report on Form 10-K on behalf of the Company and by members of the Board of Directors through respective powers of attorney granting Michael D. Lockhart, Jeffrey D. Nickel and Michele M. Nicholas the power to sign on their behalf is authorized.
IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 26th day of February, 2010.

/s/ Jeffrey D. Nickel
Jeffrey D. Nickel
Senior Vice President, Secretary and General Counsel

Exhibit No. 24
ARMSTRONG WORLD INDUSTRIES, INC.
POWER OF ATTORNEY
RE: 2009 ANNUAL REPORT ON FORM 10-K
I, Michael D. Lockhart, as a Director of Armstrong World Industries, Inc., do hereby constitute and appoint, JEFFREY D. NICKEL or, in the case of his absence or inability to act as such, MICHELE M. NICHOLAS, my agent, to sign in my name and on my behalf the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.

/s/ Michael D. Lockhart
Michael D. Lockhart
Dated: February 26, 2010
Each of the undersigned hereby constitutes and appoints, MICHAEL D. LOCKHART or, in the case of his absence or inability to act as such, JEFFREY D. NICKEL or, in the case of his absence or inability to act as such, MICHELE M. NICHOLAS, as attorney-in-fact, for her or for him, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if each signed personally.
Pursuant to the Securities and Exchange Act of 1934, as amended, this Report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Stan A. Askren	Director	February 25, 2010
David Bonderman	Director	February 25, 2010
Jon A. Boscia	Director	February 25, 2010
Kevin Burns	Director	February 26, 2010
James J. Gaffney	Director	February 26, 2010
Judith R. Haberkorn	Director	February 25, 2010
James C. Melville	Director	February 26, 2010
James J. O’Connor	Director	February 25, 2010
John J. Roberts	Director	February 25, 2010
Edward E. Steiner	Director	February 25, 2010